Exhibit 99.2

TUCOWS INC.

UNAUDITED PRO FORMA CONSLIDATED FINANCIAL STATEMENTS

The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2005 and the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2005 combine the historical Tucows Inc. and the Hosted Messaging Business of Critical Path, Inc. (“the CP Assets”) balance sheets and statement of operations as if, for purposes of the Pro Forma Consolidated Balance Sheet, the acquisition of the CP Assets, had occurred on December 31, 2005 and for purposes of the Pro Forma Consolidated Statement of Operations, the acquisition had occurred on January 1, 2005.

We completed the purchase of the CP Assets from Critical Path, Inc. for a purchase price of $6.25 million in cash. An additional $1.75 million is payable by Tucows Inc. contingent on certain future customer orders being renewed through October 2006. The Unaudited Pro Forma Consolidated Financial Statements should be read together with Tucows’ and CP Assets historical consolidated financial statements and the notes to these financial statements.

The pro forma adjustments reflecting the consummation of the acquisition are based on the purchase method of accounting, available financial information, and certain estimates and assumptions set forth in the notes to the Unaudited Pro Forma Consolidated Financial Statements. The allocation of the purchase price to the acquired assets and assumed liabilities in the Unaudited Pro Forma Consolidated Financial Statements reflect our best estimates based on preliminary information. The final purchase price allocation may differ significantly from the pro forma amounts reflected herein due to various factors, including, without limitation, access to additional financial information and changes in value based on a final purchase price allocation. The preliminary valuation resulted in $1.225 million being allocated to identifiable intangible assets, which will be amortized over an average estimated useful life associated with these assets of between two to five years. The pro forma adjustments do not reflect any operating efficiencies or cost savings that may be achievable with respect to the combined business of Tucows and the CP Assets, nor do they reflect integration costs that may have been unforeseen at the date of purchase. In Addition, the pro forma adjustments do not give effect to any non-recurring charges or credits that will result directly from the transaction and will be included in income of Tucows within 12 months from the date of acquisition.

The Unaudited Pro Forma Consolidated Financial Statements for the year ended December 31, 2005 do not purport to represent what the actual financial condition or results of operations of the combined business would have been if the acquisition of the CP Assets had occurred on the dates indicated in these Pro Forma Financial Statements nor does this information purport to project our results or financial position for any future periods.

TUCOWS INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

December 31, 2005

(in thousands)

	Tucows	Hosted Messaging Business of Critical Path, Inc.	Pro Forma Adjustments		Pro Forma Combined
			(Note 2)

Assets

Current assets:
Cash and cash equivalents	$17,348	$—	$(6,583	)(a)	$10,765
Short-term investments	1,772	—	—		1,772
Restricted cash	60	—	—		60
Interest receivable	40	—	—		40
Accounts receivable, net of allowance for doubtful accounts	1,439	—	—		1,439
Prepaid expenses and deposits	2,000	328	242	(b)	2,570
Prepaid domain name registry and ancillary services fees, current portion	18,176	—	—		18,176
Deferred tax asset, current portion	1,000	—	(300	)(h)	700
Total current assets	41,835	328	(6,641)		35,522

Prepaid domain name registry and ancillary services fees, long-term portion	7,702	—	—		7,702
Deferred acquisition costs	46	—	(46	)(a)	—
Property and equipment	1,543	2,455	(415	)(c)	3,583
Deferred tax asset, long-term portion	2,000	—	300	(g)	2,300
Intangible assets	1,006	—	1,225	(d)	2,231
Goodwill	1,951	—	3,013	(a)	4,964
Investment	354	—	—		354
Cash held in escrow	621	—	—		621
Total assets	$57,058	$2,783	$(2,564)		$57,277

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,655	$23	$—		$1,678
Accrued liabilities	1,417	32	—		1,449
Customer deposits	2,277	—	—		2,277
Deferred revenue, current portion	26,790	164	—		26,954
Accreditation fees payable, current portion	652	—	—		652
Total current liabilities	32,791	219	—		33,010

Deferred revenue, long-term portion	11,080	—	—		11,080
Accreditation fees payable, long-term portion	95	—	—		95

Stockholders’ equity
Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—	—		—
Common stock - no par value, 250,000,000 shares authorized	12,403	—	—		12,403
Additional paid-in capital	50,062	2,564	(2,564)		50,062
Deficit	(49,373)	—	—		(49,373)
Total stockholders’ equity	13,092	2,564	(2,564)		13,092
Total liabilities and stockholders’ equity	$57,058	$2,783	$(2,564)		$57,277

The accompanying notes are an integral part of these Pro Forma Consolidated Financial Statements.

TUCOWS INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2005

(in thousands)

	Tucows	Hosted Messaging Business of Critical Path, Inc.	Pro Forma Adjustments		Pro Forma Combined
			(Note 2)

Net revenues	$48,517	$10,227	$—		$58,744

Expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	30,645	12,360	(3,038	)(h)	39,967
Sales and marketing	4,855	107	—		4,962
Technical operations and development	5,627	4,674	(2,247	)(h)	8,054
General and administrative	4,346	1,742	—		6,088
Stock-based expense	—	6	(6	)(h)	—
Restructuring expense	—	55	(55	)(h)	—
Depreciation of property and equipment	952	—	5,016	(h)	5,968
Amortization of intangible assets	236	—	621	(e)	857
Total expenses	46,661	18,944	291		65,896

Income (loss) from operations	1,856	(8,717)	(291)		(7,152)

Other income (expenses):
Interest income, net	462	—	(246	)(g)	216
Other income, net	303	—	—		303
Total other income (expenses)	765	—	(246)		519

Income (loss) before provision for income taxes	2,621	(8,717)	(537)		(6,633)
Provision for (recovery of) income taxes	(152)		—		(152)

Net income (loss) for the year	$2,773	$(8,717)	$(537)		$(6,481)

Basic and diluted earnings (loss) per common share	$0.04				$(0.09)

Shares used in computing basic earnings (loss) per common share	69,077,329				69,077,329

Shares used in computing diluted earnings (loss) per common share	72,481,204				72,481,204

The accompanying notes are an integral part of these Pro Forma Consolidated Financial Statements.

TUCOWS INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

Note 1:         Basis of Presentation

The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2005 and the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 combine the historical Tucows Inc. and the Hosted Messaging Business of Critical Path, Inc. (“the CP Assets”) balance sheets and statement of operations as if, for purposes of the Pro Forma Consolidated Balance Sheet, the acquisition of the CP Assets, had occurred on December 31, 2005 and for purposes of the Pro Forma Consolidated Statement of Operations, the acquisition had occurred on January 1, 2005.

We completed the purchase of the CP Assets from Critical Path, Inc. for a purchase price of $6.25 million in cash. An additional $1.75 million is payable by Tucows Inc. contingent on certain future customer orders being renewed through October 2006. This additional amount represents contingent consideration for accounting purposes and has not been included in the purchase price equation set out below. This amount will be recognized as additional purchase price consideration when its’ payment is finalized. The Unaudited Pro Forma Consolidated Financial Statements should be read together with Tucows’ and CP Assets historical consolidated financial statements including the notes to these statements.

Note 2:         Pro Forma Adjustments

(a)

Tucows has retained the services of an independent valuator to assist in the purchase price allocation relating to the acquisition of the CP Assets. As the work of the independent valuator has not been completed, Tucows will adjust the preliminary purchase price allocation once the work of the independent valuator is finalized. These adjustments may be material.

For the purposes of these Pro Forma Financial Statements, the purchase price of the CP Assets has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at December 31, 2005.

For certain assets and liabilities, the book value at the balance sheet date has been determined to reflect fair values. The following table summarizes the components of the total purchase price of the CP Assets and the pro forma allocation:

Prepaid expenses and deposits	$570
Property and equipment	2,040
Intangible assets	1,225
Goodwill	3,013

Total assets acquired	6,848
Liabilities	219

Purchase price	$6,629

The excess of the purchase price over identifiable assets amounting to $3,013 has been allocated to goodwill.

The total purchase price was paid in cash as follows:

Purchase price to Critical Path, Inc.	$6,250
Estimated acquisition costs (includes $46 recorded as deferred acquisition costs at December 31, 2005)	379

$6,629

Estimated acquisition costs include all costs directly incurred due to the acquisition including accounting and legal fees and other related costs.

(b)

Allocation of prepaid Memova™ Messaging software license maintenance and support of $242 on the acquisition of the CP Assets. This amount is included in the estimated fair value of prepaid expenses and deposits above.

(c)	Eliminates the historical basis of property and equipment acquired and records the fair value associated with net assets acquired of $2,040.

(d)	To record the new intangible assets related to the acquisition of the CP Assets.

	Value	Useful Life
Acquired Technologies	$154	2

Customer Relationships - Other	1,071	5

Total Identifiable Intangible Assets	$1,225

(e)

Reflects the amortization of identifiable intangible assets recorded in the acquisition. Pro forma amortization expense of $291 was based on straight-line amortization and estimated useful lives of 2 and 5 years for the acquired assets. In addition, $330 pertaining to amortization of purchased technology, has been reallocated from cost of revenues to conform with Tucows presentation.

(f)	Reflects the reduction of interest income of $246 related to cash used to fund the acquisition.

(g)

Reallocation in connection with the reevaluation of Tucows deferred tax asset on the acquisition of the CP assets.

No additional income tax provision is required for pro forma purposes due to the valuation allowance that is currently recorded against our deferred tax asset which is significantly greater than the income generated by the CP Assets.

(h)	To adjust Hosted Messaging Business of Critical Path Inc. presentation to conform to Tucow’s presentation:

Cost of revenues	$(3,038)
Technical operations and development	(2,305)
Stock-based expense	(6)
Restructuring expense	(55)

Total	$(5,404)

Depreciation of property and equipment	$5,016
Amortization of intangible assets	330
Technical operations and development	58

Total	$5,404